Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-204896) pertaining to the 2015 Employee Stock Purchase Plan of Hibbett, Inc. of our report dated September 15, 2023, with respect to the financial statements of the Hibbett, Inc. 2015 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2023.

/s/ Ernst & Young LLP

Birmingham, Alabama
September 15, 2023

END OF EXHIBIT 23.1